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                                                                   EXHIBIT 10.37



                              SEPARATION AGREEMENT

This Separation Agreement ("Agreement") is entered into as of this 29th day of February, 2004, among COLLINS & AIKMAN CORPORATION and any successors thereto (collectively, the "Company") and Michael A. Mitchell (the "Executive").

WHEREAS, Executive and Company, without any admission of liability, desire to settle with finality, compromise, dispose of, and release all claims, demands and causes of action Executive has or could assert against Company, whether arising out of Executive's Employment Agreement with Collins & Aikman Products Company, ("Employment Agreement"), or any agreement with a predecessor to Company, or the termination of the Employment Agreement, or the employment relationship, or the termination of the employment relationship, including the right to any notice thereof, or any condition or benefit of employment or otherwise. This Agreement is not and shall not be construed as an admission by Company of any liability, an admission against Company's interest or any violation of Company's policies or procedures.

NOW, THEREFORE, in exchange for consideration, the adequacy of which is hereby acknowledged, the Executive and the Company agree as follows:

1. Separation. The employment relationship between the Executive and the Company will terminate on February 29, 2004 (the "Termination Date"). Effective as of the Termination Date, the Executive's employment will terminate as (a) President, Global Commercial Operations and (b) all other officer, director, committee member and employee positions with the Company and its subsidiaries. Executive shall not be required to report for service after the date of this Agreement, and he shall vacate the Company's premises and return Company property by such date.

2. Payments. The Company and the Executive hereby agree that the Company shall, in exchange for the release contained herein, pay Executive:

                  (a) $0, less applicable taxes and withholdings, representing payment for zero (0) days of accrued and unused vacation time, payable to Executive with the March payroll;

                  (b) subject to Executive's compliance with Sections 5 and 6 hereof, for a period of twenty-four (24) months from the Termination Date (such twenty-four (24) month period herein referred to as the "Restricted Period") $34,375 per month (prorated in the case of the partial month period), less applicable taxes and withholding, commencing with the regularly scheduled payroll period following the expiration of the Revocation Period.
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                  (c) $75,000 lump sum payment, less applicable taxes and
                      withholdings, payable to Executive on the first business day following expiration of the Revocation Period (as defined in Section 11);

                  (d) $225,000 annual incentive payment equal to the target
                      bonus, payable during the month of April in accordance with the normal annual incentive payment; and

                  (e) subject to Executive's compliance with Sections 5 and 6 hereof the benefits set forth in Schedule B, for a period of twenty-four (24) months from the Termination Date or the date Executive commences employment with any other employer.

         It is further agreed that that the Executive's stock options may be exercised at any time on or prior to the date which is 180 days after the Termination Date, after which time all such options shall expire and be of no further force and effect.

         3. Release. In consideration of the above, the sufficiency of which the Executive hereby acknowledges, the Executive, on behalf of the Executive and the Executive's heirs, executors and assigns hereby releases and forever discharges the Company and its members, shareholders, parents, affiliates, subsidiaries, divisions, any and all current and former directors, officers, employees, agents, and contractors and their heirs and assigns, and any and all employee pension benefit or welfare benefit plans of the Company, including current and former trustees and administrators of such employee pension benefit and welfare benefit plans, from all claims, charges, or demands, in law or in equity, whether known or unknown, which may have existed or which may now exist from the beginning of time to the date of this Agreement, including, without limitation, any claims the Executive may have arising from or relating to the Employment Agreement, any stock option, deferred compensation, or supplemental retirement agreements, Executive's employment or termination from employment with the Company, including a release of any rights or claims the Executive may have under Title VII of the Civil Rights Act of 1964, as amended, and the Civil Rights Act of 1991 (which prohibit discrimination in employment based upon race, color, sex, religion and national origin); the Americans with Disabilities Act of 1990, as amended, and the Rehabilitation Act of 1973 (which prohibit discrimination based upon disability); the Family and Medical Leave Act of 1993 (which prohibits discrimination based on requesting or taking a family or medical leave); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination based upon race); Section 1985(3) of the Civil Rights Act of 1871 (which prohibits conspiracies to discriminate); the Employee Retirement Income Security Act of 1974,
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                                      -3-


         as amended; any other federal, state or local laws against discrimination; or any other federal, state, or local statute, or common law relating to employment, wages, hours, or any other terms and conditions of em ployment. This includes a release by the Executive of any claims for wrongful discharge, breach of contract, torts or any other claims in any way related to the Executive's employment with or resignation or termination from the Company, including any claim under any written or oral understandings relating to employment. This release also includes a release of any claims for age discrimination under the Age Discrimination in Employment Act, as amended ("ADEA"). The ADEA requires that the Executive be advised to consult with an attorney before the Executive waives any claim under ADEA and Executive acknowledges that he has consulted with an attorney with respect to such waiver. In addition, the ADEA provides the Executive with at least 21 days to decide whether to waive claims under ADEA and seven days after the Executive signs the Agreement to revoke that waiver.

         The Company releases Executive and his assigns, agents, and heirs from further obligation under the Employment Agreement and shall indemnify executive against liability for acts or omissions taken in good faith in the course of his employment to the extent permitted by law and under the Company's bylaws. This release does not release either the Executive or the Company from any obligations due to the Company or the Executive under this Agreement. This Agreement is not an admission by either the Executive or the Company of any wrongdoing or liability.

         This release does not interfere with or otherwise affect Executive's right to file a charge or otherwise participate in an EEOC proceeding insofar as it is required by current EEOC regulations. However, Executive understands that Executive will assert this Agreement as an affirmative defense against any claim Executive may assert in any forum or proceeding which is in violation of the terms of this Agreement. Executive further understands and acknowledges that by signing this Agreement, he has released any right to recover monetary damages on the basis of alleged unlawful conduct by Company.

         4. Acknowledgment and No Reinstatement. The Executive understands and agrees that the consideration provided for herein is more than (and in lieu of) that which the Executive would otherwise be entitled to under the Company's existing plans and policies or otherwise and that the consideration provided herein is more than sufficient to compensate him for his waiver of any and all claims under the Employment Agreement. The Executive waives any right to reinstatement or future employment with the Company following the Executive's separation from the Company on the Termination Date.
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         5. Non-Disparagement. The Executive agrees not to make any oral or written statements or otherwise take any action that is intended or may reasonably be expected to disparage the reputation, business, prospects or operations of the Company, its affiliates, officers, directors, stockholders or employees or any persons related to the fore going and the Company agrees that it will not, and will use all reasonable efforts to cause its affiliates, officers directors, stockholders and employees not to, make any oral or written statements or otherwise take any action that is intended or may reasonably be expected to disparage the reputation of Executive.

         6. Confidentiality; Non-Competition; Etc. (a) The Executive agrees that the Executive will keep confidential all information and trade secrets of the Company or any of its subsidiaries or affiliates and will not disclose such information to any person without prior approval of the Board of Directors of the Company or use such information for any purpose. It is understood that for purposes of this Agreement the term "confidential information" is to be construed broadly to include all material nonpublic or proprietary information. The Executive shall promptly return any documents, records, data, books or materials of the Company or its subsidiaries or affiliates in his possession or control and any of his work papers containing confidential information or trade secrets of the Company or its subsidiaries or affiliates.

                  (b) The Executive agrees that from the date hereof through the end of the Restricted Period, the Executive shall not, directly or indirectly (whether for compensation or otherwise), as an agent, principal, partner, employee, officer, director, trustee, consultant, shareholder, or in any other capacity, own, manage, operate, join, control, directly render services for, or participate in the ownership, management or operation or control of any of the Competing Businesses (as defined below); provided, however, that notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to preclude the Executive from owning not more than 2% of the publicly traded securities of any Competing Business. The "Competing Businesses" shall mean any business listed on Schedule A hereto conducted by any company listed beneath such business (and any successors to any such company with respect to such business).

                  (c) The Executive acknowledges that the agreements and covenants contained in this Section are essential to protect the value of the Company's and its subsidiaries' business and assets and by virtue of his employment with the Company, the Executive has obtained knowledge, contacts, know-how, training, experience and other information relating to the Company's and its subsidiaries' business operations, and there is a substantial probability that such knowledge, know-how, contacts, training, experience and information could be used to the substantial advantage of a competitor of the Company and its subsidiaries and to the Company's and its subsidiaries'



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                                      -5-


         substantial detriment. Accordingly, for a period commencing on the date hereof and ending on the calendar following the last day of the Restricted Period, the Executive shall not, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity, interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Company or any of its subsidiaries and any customer, client, supplier, distributor or agent of the Company or any of its subsidiaries.

                 (d) Executive covenants and agrees that he will not during the Restricted Period, (i) solicit, employ or otherwise engage as an employee, independent contractor or otherwise, any person who is or was an employee of the Company or any of its subsidiaries or affiliates at any time during the 24 month period immediately preceding the Termination Date, (ii) induce or attempt to induce any employee of the Company or any of its subsidiaries or affiliates to terminate such employment or (iii) interfere with the relationship of the Company or any of its subsidiaries of affiliates with any person, including any person who, at any time during the 24 month period immediately preceding the Termination Date, was an employee, contractor, supplier or customer of the Company or any of its subsidiaries or affiliates.

                  (e) It is the desire and intent of the parties that the provisions of this Section shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete there from the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section in the particular jurisdiction in which such adjudication is made. The Executive agrees that he will execute any and all documents which are reasonably necessary to effectuate the provisions of this Section.

                  (f) If there is a breach or threatened breach by the Executive of the provisions of this Agreement, the Company or its affiliates shall be entitled, without the requirement to post a bond, to an injunction restraining the Executive from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

         7. Cooperation; Reimbursement. The Executive shall, at the request of the Company, reasonably assist and cooperate with the Company in the defense and/or investigation of any third party claim or any investigation or proceeding, whether actual or threatened, including, without limitation, participating as a witness in any litigation, arbitration, hearing or other proceeding between the Company and a third party or any government body. The Company shall reimburse the Executive for all reasonable



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                                      -6-




         expenses incurred by him in connection with such assistance including, without limitation, travel expenses.

         8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without reference to the principles of conflict of laws.

         9. Withholding. All payments to be made hereunder shall be net of all applicable income and employment taxes required to be withheld therefrom.

         10. Complete Agreement. This Agreement represents the complete agreement between the Executive and the Company concerning the subject matter in this Agreement and supersedes all prior agreements or understandings, written or oral, including the Employment Agreement and any stock option agreement. Any oral or written understandings concerning the Executive's employment are hereby terminated as of the date of such agreements as if such agreements had never been executed, including any agreements with stated effect after termination including, without limitation, the Severance Benefits Agreement, dated as of February 29, 2004, by and among the Executive and the Company. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         11. Voluntary Agreement. This Agreement has been entered into voluntarily and not as a result of coercion, duress, or undue influence. The Executive acknowledges that the Executive has read and fully understands the terms of this Agreement and has been advised to consult with an attorney before executing this Agreement. Additionally, the Executive hereby acknowledges and waives the opportunity of at least 21 days to consider this Agreement. It is further understood that for a period of 7 days following the execution of this Agreement (the "Revocation Period"), the Executive may revoke this ----------------- Agreement, and this Agreement shall not become effective or enforceable until the Revocation Period has expired. No revocation of this Agreement by the Executive shall be effective unless the Company has received, within the Revocation Period, written notice of any revocation.

         12. Successors and Assigns. The Company will require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, of all, or substantially all, of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if such succession or assignment had not taken place. This Agreement shall inure to the benefit of and be binding on the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
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The parties to this Agreement have executed this Agreement as of the day and year first written above.

                                    COLLINS & AIKMAN CORPORATION


                                    By:        /S/  David A. Stockman
                                         --------------------------------------
                                         Name:   David A. Stockman
                                         Title:  Chief Executive Officer

                                    EXECUTIVE


                                              /S/  Michael A. Mitchell
                                    -------------------------------------------
                                    Name:  Michael A. Mitchell





























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                                      -8-



SCHEDULE A

AUTOMOTIVE FABRIC BUSINESS                INTERIOR TRIM & EXTERIOR TRIM BUSINESS
Chatham Borgstena                         ArvinMeritor
Guilford Mills Inc.                       Acsys Technologies
Milliken & Company                        Decoma
                                          Dupont Automotive
CARPET & ACOUSTIC SYSTEMS BUSINESS        Faurecia
H.P. Pelzer (Automotive System)           Findlay Industries
Freudenberg NOK                           Foamex International Inc.
Magee Carpet Inc.                         GE Plastics
Peguform                                  Guardian Automotive
Rieter Automotive Systems                 Intier Automotive Inc.
TG North America                          Johnson Controls Inc.
The Woodbridge Group                      Key Plastics L.L.C.
                                          LDM Technologies
OPEN ROOF SYSTEMS BUSINESS                Lear Corporation
Edscha USA Inc.                           Plastech Engineered Products Company
Illbruck Automotive                       Venture Plastics Inc.
American Sun Roof                         Ventra Group Inc.
Webasto                                   Visteon Corporation
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                                      -9-

SCHEDULE B


1.       Medical Coverage
2.       Dental Coverage
3.       Retirement Income Security Plan
4.       Life Insurance
5.       Accidental Death & Dismemberment Insurance
6.       Perquisite Allowance
7.       Cell Phone
8.       Gasoline Card